UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2009
RRI ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 497-3000
Reliant Energy, Inc.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K), “RRI Energy” or the “Company” refers to RRI Energy, Inc., (formerly known as Reliant Energy, Inc.), and “we,” “us” and “our” refer to RRI Energy, Inc. and its subsidiaries.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 1, 2009, we completed the previously announced sale of our equity interests in our Texas retail entities to NRG Retail LLC, a subsidiary of NRG Energy, Inc. for $287.5 million plus the value of the net working capital, which is currently estimated at $65 million. As previously announced, we sold our commercial and industrial (C&I) contracts in the PJM (excluding Illinois) and New York areas (collectively, Northeast) in December 2008. We have included both of these sales in discontinued operations. We have also included our Illinois C&I activity in discontinued operations as it is a part of our retail energy segment and is held-for-sale. These operations are collectively referred to as the “Retail Operations.”
For additional information regarding the sale transaction, see (a) the pro forma financial information set forth in Item 9.01(b) of this Form 8-K and (b) the LLC Membership Interest Purchase Agreement dated February 28, 2009, which is filed as Exhibit 2.4 to our Annual Report on Form 10-K filed March 2, 2009 (the Purchase Agreement).
Item 2.02 Results of Operations and Financial Condition.
We are furnishing financial information for 2008 and 2007 relating to our Adjusted and Open EBITDA measures reflecting the discontinuation of our Retail Operations. See the discussion in our Form 8-K furnished on March 2, 2009 for why we believe these non-GAAP financial measures are useful to us, investors, analysts and others.

RRI Energy, Inc. and Subsidiaries
Results of Operations by Segment — Adjusted and Open
(Unaudited)

	2008		2007
	(millions of dollars)
Wholesale Energy:
Revenues	$3,391		$3,203
Cost of sales	1,914		2,041
Wholesale hedges	(239)		100
Unrealized (gains) losses on energy derivatives	9		(7)

Open wholesale gross margin	1,247		1,255

Operation and maintenance	591		639
Other	1		(1)

Open wholesale contribution margin	655		617

Wholesale hedges	239		(100)
Unrealized gains (losses) on energy derivatives	(9)		7

Contribution margin, including wholesale hedges and unrealized gains/losses on energy derivatives(1)	885		524

Other Operations:
Revenues	$7		$4
Cost of sales	—		—
Operation and maintenance	3		—

Other operations contribution margin	4		4

Eliminations:
Revenues	$(4)		$(4)

Total	(4)		(4)

Consolidated:
Open wholesale contribution margin	$655		$617
Other operations contribution margin	4		4
Eliminations	(4)		(4)

Total	655		617

Operation and maintenance	(1	)(2)	(4	)(2)
Other general and administrative	(121)		(136)
Income of equity investment, net	1		5
Other, net	5		—

Open EBITDA	539		482

Wholesale hedges	239		(100)
Gains on sales of assets and emission and exchange allowances, net	93		26

Adjusted EBITDA	871		408

Unrealized gains (losses) on energy derivatives	(9)		7
Western states litigation and similar settlements	(37)		(22)
Wholesale energy goodwill impairment	(305)		—
Debt extinguishments	(1)		(73)

EBITDA	519		320

Depreciation and amortization	(313)		(398)
Interest expense	(201)		(303)
Interest income	21		19

Income (loss) from continuing operations before income taxes	$26		$(362)

(1)	Segment profit and loss measure.

(2)	Relates primarily to general costs, which historically were allocated to our discontinued retail energy segment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2009, Mr. Joel V. Staff, Chairman of the Board, announced his intention to retire after seven years of service to the Company effective with the 2009 Annual Meeting of Stockholders. The Board intends to elect Steven L. Miller, currently Lead Director, as Chairman of the Board after the Annual Meeting. In addition, effective with the Annual Meeting, Mr. Donald J. Breeding will be retiring after almost seven years of service on the Board, and Mr. William L. Transier has decided not to stand for re-election in order to focus on other business commitments. The Company’s Annual Meeting will be held on June 18, 2009.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective May 2, 2009, Reliant Energy, Inc. changed its name to RRI Energy, Inc. The name change did not require stockholder approval and was effected under Section 253 of the Delaware General Corporation Law by merging a wholly-owned Delaware subsidiary (formed solely for the purpose of implementing the name change) with and into the Company. The change was made to comply with a covenant in the Purchase Agreement.
Effective May 2, 2009, the Board of Directors of the Company approved an amendment to and a restatement of the Company’s Bylaws to reflect the name change. Except for the change in the Company’s name, there were no other changes to the Company’s Bylaws.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
RRI Energy, Inc. and Subsidiaries — Unaudited Pro Forma Condensed Consolidated Financial Statements for Sale of Retail Operations.
Note: We have accounted for the Retail Operations as discontinued operations since February 2009. In the accompanying unaudited pro forma condensed consolidated (a) balance sheet as of December 31, 2008 and (b) statements of operations for 2008, 2007 and 2006, the results of the Retail Operations are included in the column labeled “Pro Forma Adjustments for Retail Operations.”

RRI Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated
Financial Statements for Sale of
Retail Operations
General. On February 28, 2009, we entered into several agreements related to the sale of our Texas retail business to a subsidiary (the buyer) of NRG Energy, Inc. (NRG) for $287.5 million in cash plus the value of the net working capital. We currently estimate the net working capital to be $65 million, and we expect to receive the majority of these proceeds by June 15, 2009. The sale closed on May 1, 2009. We estimate our net proceeds will be approximately $300 million after certain expenses. We are required to offer a portion of the net proceeds to holders of our secured notes and PEDFA bonds. See below for further discussion. This sale also includes the rights to the Reliant Energy name. Accordingly, we changed our name to RRI Energy, Inc. on May 2, 2009. On May 1, 2009, we and Merrill Lynch filed to dismiss the lawsuit against our former retail affiliates related to the termination of the retail working capital facility.
In connection with the sale transaction, we entered into a two-year sublease on our corporate office building with the buyer, with sublease rental income totaling $17 million for those two years. We also entered a one-year transition services agreement with the buyer, which includes terms and conditions for information technology services, accounting services and human resources.
Estimated Gain on Sale. We currently estimate a pre-tax gain on this sale of approximately $1.1 billion, which is primarily due to the net derivative liability balance of $1.1 billion (as of March 31, 2009) included in the transaction. This amount is subject to change due to various factors, such as the fair value of the net derivatives.
Use of Proceeds and Assumptions Related to Debt, Deferred Financing Costs and Interest Expense on Discontinued Operations. As required by our debt agreements, one or more offers to purchase secured notes and PEDFA bonds at par will be made with a portion of the net proceeds. We currently estimate this amount to approximate $238 million and have classified this in discontinued operations (in long-term liabilities as of December 31, 2008). We have also classified as discontinued operations the related deferred financing costs and interest expense on this debt. We allocated $16 million of related interest expense during 2008, 2007 and 2006 to discontinued operations.
Other Retail Energy Segment Discontinued Operations. We sold our C&I contracts in the PJM (excluding Illinois) and New York areas (collectively, Northeast) in December 2008. As this was a part of our retail energy segment, we have included this activity in our discontinued operations. We have also included our Illinois C&I activity in discontinued operations as it is a part of our retail energy segment and is held-for-sale.
The following unaudited pro forma condensed consolidated financial statements are presented as if the sale of the Retail Operations had occurred on January 1, 2006. The pro forma financial information is based on our previously reported historical financial statements.
The unaudited pro forma condensed consolidated financial statements do not purport to present our actual results of operations as if the transactions described above had occurred on January 1, 2006, nor are they necessarily indicative of our results of operations that may be achieved in the future.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our Annual Report on Form 10-K for the year ended December 31, 2008.

RRI Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed
Consolidated Balance Sheet
December 31, 2008
(Thousands of Dollars, except per share amounts)

		Pro Forma
		Adjustments for
	Historical	Retail Operations(a)		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$1,109,141	$(104,774)		$1,004,367
Restricted cash	2,721	—		2,721
Accounts and notes receivable, principally customer, net of allowance of $34,843 (historical) and $621 (pro forma)	1,120,644	(841,104)		279,540
Inventory	315,001	(2)		314,999
Derivative assets	1,171,189	(1,009,849)		161,340
Margin deposits	235,153	(3,477)		231,676
Accumulated deferred income taxes	246,233	(215,553)		30,680
Investment in and receivables from Channelview, net	58,703	—		58,703
Prepayments and other current assets	102,610	(8,841)		93,769
Current assets of discontinued operations	—	2,184,671		2,184,671

Total current assets	4,361,395	1,071		4,362,466

Property, plant and equipment, gross	6,696,932	(279,664)		6,417,268
Accumulated depreciation	(1,820,342)	222,863		(1,597,479)

Property, Plant and Equipment, net	4,876,590	(56,801)		4,819,789

Other Assets:
Goodwill	52,631	(52,631)		—
Other intangibles, net	387,271	(6,717)		380,554
Derivative assets	402,457	(323,578)		78,879
Prepaid lease	273,374	—		273,374
Accumulated deferred income taxes	98,461	(54,957)		43,504
Other ($29,012 accounted for at fair value)	182,974	(6,926)		176,048
Long-term assets of discontinued operations	—	494,781		494,781

Total other assets	1,397,168	49,972		1,447,140

Total Assets	$10,635,153	$(5,758)		$10,629,395

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt and short-term borrowings	$12,517	$—		$12,517
Accounts payable, principally trade	636,932	(480,328)		156,604
Derivative liabilities	1,838,971	(1,636,765)		202,206
Other	453,806	(253,247)		200,559
Current liabilities of discontinued operations	2,952	2,371,410		2,374,362

Total current liabilities	2,945,178	1,070		2,946,248

Other Liabilities:
Derivative liabilities	752,442	(611,949)		140,493
Other	275,899	(3,820)		272,079
Long-term liabilities of discontinued operations	3,542	846,941		850,483

Total other liabilities	1,031,883	231,172		1,263,055

Long-term Debt	2,871,444	(238,000	)(b)	2,633,444

Commitments and Contingencies
Temporary Equity Stock-based Compensation	9,004	—		9,004

Stockholders’ Equity:
Preferred stock; par value $0.001 per share (125,000,000 shares authorized; none outstanding)	—	—		—
Common stock; par value $0.001 per share (2,000,000,000 shares authorized; 349,812,537 issued)	111	—		111
Additional paid-in capital	6,238,639	—		6,238,639
Accumulated deficit	(2,375,201)	—		(2,375,201)
Accumulated other comprehensive loss	(85,905)	—		(85,905)

Total stockholders’ equity	3,777,644	—		3,777,644

Total Liabilities and Equity	$10,635,153	$(5,758)		$10,629,395

RRI Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed
Consolidated Statement of Operations
2008
(Thousands of Dollars, except per share amounts)

		Pro Forma
		Adjustments for
	Historical	Retail Operations(a)		Pro Forma

Revenues:
Revenues	$12,553,210	$(9,159,310	)(c)	$3,393,900	(d)(e)

Expenses:
Cost of sales	11,411,289	(9,497,600	)(f)	1,913,689	(g)(h)
Operation and maintenance	841,432	(246,170)		595,262
Selling, general and administrative	436,618	(315,445)		121,173
Western states litigation and similar settlements	37,467	—		37,467
Gains on sales of assets and emission and exchange allowances, net	(155,600)	63,398	(i)	(92,202)
Wholesale energy goodwill impairment	304,859	—		304,859
Depreciation and amortization	336,531	(23,889)		312,642

Total operating expenses	13,212,596	(10,019,706)		3,192,890

Operating Income (Loss)	(659,386)	860,396		201,010

Other Income (Expense):
Income of equity investment, net	1,198	—		1,198
Debt extinguishments	(1,017)	—		(1,017)
Other, net	4,727	—		4,727
Interest expense	(247,486)	46,656	(b)(j)	(200,830)
Interest income	28,820	(7,642)		21,178

Total other expense	(213,758)	39,014		(174,744)

Income (Loss) from Continuing Operations Before Income Taxes	(873,144)	899,410		26,266
Income tax expense (benefit)	(125,032)	261,564	(k)	136,532	(l)

Loss from Continuing Operations	$(748,112)	$637,846		$(110,266)

Basic and Diluted Loss per Share (m):
Loss from continuing operations	$(2.15)			$(0.32)

Weighted Average Shares Outstanding (thousands of shares):
Basic and Diluted (m)	347,823			347,823

See notes to unaudited pro forma condensed consolidated financial statements

RRI Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed
Consolidated Statement of Operations
2007
(Thousands of Dollars, except per share amounts)

		Pro Forma
		Adjustments for
	Historical	Retail Operations(a)		Pro Forma

Revenues:
Revenues	$11,208,724	$(8,006,196)		$3,202,528	(d)(e)

Expenses:
Cost of sales	8,656,827	(6,616,058	)(f)	2,040,769	(g)(h)
Operation and maintenance	883,083	(240,677)		642,406
Selling, general and administrative	372,528	(238,040)		134,488
Western states litigation and similar settlements	22,000	—		22,000
Gains on sales of assets and emission and exchange allowances, net	(25,699)	—		(25,699)
Depreciation and amortization	424,432	(25,741)		398,691

Total operating expenses	10,333,171	(7,120,516)		3,212,655

Operating Income (Loss)	875,553	(885,680)		(10,127)

Other Income (Expense):
Income of equity investment, net	4,686	—		4,686
Debt extinguishments	(72,779)	—		(72,779)
Other, net	4	—		4
Interest expense	(349,199)	46,046	(b)(j)	(303,153)
Interest income	34,833	(15,195)		19,638

Total other expense	(382,455)	30,851		(351,604)

Income (Loss) from Continuing Operations Before Income Taxes	493,098	(854,829)		(361,731)
Income tax expense (benefit)	135,115	(295,215	)(k)	(160,100	)(l)

Income (Loss) from Continuing Operations	$357,983	$(559,614)		$(201,631)

Basic Earnings (Loss) per Share:
Income (loss) from continuing operations	$1.05			$(0.59)

Diluted Earnings (Loss) per Share:
Income (loss) from continuing operations	$1.01			$(0.59	)(m)

Weighted Average Shares Outstanding (thousands of shares):
Basic	342,467			342,467

Diluted	352,791			342,467	(m)

See notes to unaudited pro forma condensed consolidated financial statements

RRI Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed
Consolidated Statement of Operations
2006
(Thousands of Dollars, except per share amounts)

		Pro Forma
		Adjustments for
	Historical	Retail Operations(a)		Pro Forma

Revenues:
Revenues	$10,877,385	$(7,837,802)		$3,039,583	(d)

Expenses:
Cost of sales	9,435,892	(7,140,393	)(f)	2,295,499	(g)
Operation and maintenance	833,094	(228,804)		604,290
Selling, general and administrative	383,977	(255,125)		128,852
Western states litigation and similar settlements	35,000	—		35,000
Gains on sales of assets and emission and exchange allowances, net	(159,386)	—		(159,386)
Depreciation and amortization	372,616	(29,838)		342,778

Total operating expenses	10,901,193	(7,654,160)		3,247,033

Operating Loss	(23,808)	(183,642)		(207,450)

Other Income (Expense):
Income of equity investment, net	5,791	—		5,791
Debt conversion expense	(37,257)	—		(37,257)
Other, net	203	69		272
Interest expense	(427,867)	44,553	(b)(j)(n)	(383,314)
Interest income	34,317	(2,793)		31,524

Total other expense	(424,813)	41,829		(382,984)

Loss from Continuing Operations Before Income Taxes	(448,621)	(141,813)		(590,434)
Income tax benefit	(121,929)	(94,059	)(k)	(215,988	)(l)

Loss from Continuing Operations	$(326,692)	$(47,754)		$(374,446)

Basic and Diluted Loss per Share(m):
Loss from continuing operations	$(1.06)			$(1.22)

Weighted Average Shares Outstanding (thousands of shares):
Basic and Diluted(m)	307,705			307,705

See notes to unaudited pro forma condensed consolidated financial statements

RRI Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements
(a)	Pro forma adjustments represent the amounts and/or activities of the Retail Operations for the periods indicated.
(b)	As required by our debt agreements, one or more offers to purchase secured notes and PEDFA bonds at par will be made with a portion of the net proceeds. We currently estimate this amount to approximate $238 million and have classified this in discontinued operations. We have also classified as discontinued operations the related deferred financing costs and interest expense on this debt. We allocated $16 million of related interest expense during 2008, 2007 and 2006 to discontinued operations.
(c)	Pro forma adjustments to revenues include $4 million during 2008 relating to unrealized gains on energy derivatives.
(d)	Pro forma revenues include $(1) million, $32 million and $192 million during 2008, 2007 and 2006, respectively, relating to unrealized gains (losses) on energy derivatives.
(e)	Pro forma revenues include $253 million and $127 million during 2008 and 2007, respectively, from affiliates.
(f)	Pro forma adjustments to cost of sales include $(738) million, $438 million and $(287) million during 2008, 2007 and 2006, respectively, relating to unrealized gains (losses) on energy derivatives.
(g)	Pro forma cost of sales include $8 million, $25 million and $136 million during 2008, 2007 and 2006, respectively, relating to unrealized losses on energy derivatives.
(h)	Pro forma cost of sales include $72 million and $43 million during 2008 and 2007, respectively, from affiliates.

(i)	Pro forma adjustment relates to the gain on sale of the Northeast C&I contracts.
(j)	Pro forma adjustments of $27 million, $26 million and $2 million during 2008, 2007 and 2006, respectively, relate to interest expense recognized on the fees incurred under the credit sleeve and reimbursement agreement with Merrill Lynch at the rate of $0.40 for each megawatt hour of power delivered to our retail customers. This agreement was transferred with the sale of our Texas retail business.
(k)	Pro forma adjustments to income tax expense/benefit include $50 million, $(35) million and $35 million during 2008, 2007 and 2006, respectively, relating to additions (reductions) to federal valuation allowance.
(l)	Pro forma income tax expense/benefit include $28 million, $(2) million and $15 million during 2008, 2007 and 2006, respectively, relating to additions (reductions) to federal valuation allowance.
(m)	As we incurred a loss from continuing operations for the applicable period, we do not assume any potentially dilutive shares in the computation of diluted loss per share.
(n)	Pro forma adjustment of $24 million during 2006 relates to interest expense on a retail receivables facility.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
The report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that contain projections, assumptions or estimates about the outcome of pending legal actions, our revenues, income, capital structure and other financial items, our plans and objectives for future operations or about our future economic performance, transactions, dispositions and financings or offerings. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.
Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including, but not limited to, legislative, regulatory and/or market developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions and other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Our filings and other important information are also available on our website at www.rrienergy.com.
Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
INFORMATION FURNISHED
The information in Items 2.02 and 9.01(b) of this Form 8-K are being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RRI ENERGY, INC. (Registrant)
Date: May 4, 2009	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller